Exhibit 99.1

November 10, 2022

SmartStop Self Storage REIT, Inc. Reports Third Quarter 2022 Results

LADERA RANCH, CA – November 10, 2022 – SmartStop Self Storage REIT, Inc. (“SmartStop”), a self-managed and fully-integrated self storage company, announced its overall results for the three and nine months ended September 30, 2022.

“We posted another terrific quarter of results, highlighted by our eighth consecutive quarter of double digit same-store net operating income growth,” said H. Michael Schwartz, Chairman and CEO of SmartStop. “With industry leading same-store results over the past three years, the SmartStop Platform and our incredible operations team are truly best in class. This was on full display, as SmartStop received the number one ranking among self storage centers in Newsweek’s America's Best Customer Service 2023, our second time in the top spot. We are extremely proud of our team and the results of their hard work.”

Three Months Ended September 30, 2022 Financial Highlights:

•
Net loss attributable to common stockholders was approximately $1.3 million. This represents an improvement of approximately $0.9 million when compared to the same period in 2021. Net loss per Class A and Class T shares (diluted) was $0.01, an improvement of $0.02 when compared to the same period in 2021.
•
Total self storage-related revenues were approximately $53.2 million, an increase of approximately $10.5 million when compared to the same period in 2021.
•
FFO, as adjusted (attributable to common stockholders and Operating Partnership (“OP”) unit holders), was approximately $16.9 million, an increase of approximately $3.3 million when compared to the same period in 2021.
•
FFO, as adjusted per share and OP unit outstanding – diluted was $0.15, an increase of $0.01 when compared to the same period in 2021.
•
Same-store revenues, expenses and net operating income (“NOI”) increased by 11.8%, 7.5% and 13.7%, respectively, compared to the same period in 2021.
•
Same-store average physical occupancy decreased by 1.4% to 94.5% compared to the same period in 2021.
•
Same-store annualized rent per occupied square foot was approximately $19.30, an increase of approximately $2.42 when compared to the same period in 2021.

Nine Months Ended September 30, 2022 Financial Highlights:

•
Net income attributable to common stockholders was approximately $7.7 million. This represents an improvement of approximately $27.7 million when compared to the same period in 2021. Net income per Class A and Class T shares (diluted) was $0.08, an improvement of $0.34, when compared to the same period in 2021.
•
Total self storage-related revenues were approximately $146.8 million, an increase of approximately $32.9 million when compared to the same period in 2021.

•
Same-store revenues, expenses and NOI increased by 14.6%, 4.0% and 19.5%, respectively, compared to the same period in 2021.
•
Same-store average physical occupancy was 95.0%, consistent with the same period in 2021.
•
Same-store annualized rent per occupied square foot was approximately $18.51, which represented an increase of approximately $2.45 when compared to the same period in 2021.

External Growth

During the quarter, the Company completed an expansion project at its Mill Creek, Washington property located in the Seattle metropolitan area. The project added approximately 36,000 rentable square feet to the existing facility.

Managed REIT Platform Update

As of quarter end, SmartStop serves as the sponsor of Strategic Storage Growth Trust III, Inc. (“SSGT III”) and Strategic Storage Trust VI, Inc. (“SST VI” and together with SSGT III, the “Managed REITs”). SmartStop receives advisory fees and property management fees from the Managed REITs, which had a combined portfolio of 16 properties and approximately 11,600 units and 1.35 million rentable square feet at quarter end. During the quarter, assets under management for the Managed REITs increased by $98.9 million to approximately $304.9 million.

Declared Distributions

On September 20, 2022, SmartStop’s board of directors declared a distribution rate for the month of October 2022 of approximately $0.00164 per day per share on the outstanding shares of common stock payable to Class A and Class T stockholders of record of such shares as shown on SmartStop’s books at the close of business on each day of the period commencing on October 1, 2022 and ending October 31, 2022. On October 25, 2022, SmartStop’s board of directors declared a distribution rate for the month of November 2022 of approximately $0.00164 per day per share on the outstanding shares of common stock payable to Class A and Class T stockholders of record of such shares as shown on our books at the close of business on each day of the period commencing on November 1, 2022 and ending November 30, 2022. Such distributions payable to each stockholder of record during a month will be paid the following month.

Contact:

David Corak

VP of Corporate Finance

SmartStop Self Storage REIT, Inc.

www.investors.smartstopselfstorage.com

ir@smartstop.com

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2022 (Unaudited)	December 31, 2021
ASSETS
Real estate facilities:
Land	$419,955,631	$397,508,081
Buildings	1,372,872,398	1,117,204,944
Site improvements	88,518,025	78,910,603
	1,881,346,054	1,593,623,628
Accumulated depreciation	(189,348,455)	(155,926,875)
	1,691,997,599	1,437,696,753
Construction in process	4,294,011	1,799,004
Real estate facilities, net	1,696,291,610	1,439,495,757
Cash and cash equivalents	41,193,848	37,254,226
Restricted cash	8,673,253	7,432,135
Investments in unconsolidated real estate ventures	27,768,860	18,943,284
Investments in and advances to Managed REITs	34,491,631	12,404,380
Other assets, net	37,829,529	15,423,508
Intangible assets, net of accumulated amortization	17,479,185	14,337,820
Trademarks, net of accumulated amortization	15,947,059	16,052,941
Goodwill	53,643,331	53,643,331
Debt issuance costs, net of accumulated amortization	2,451,334	3,305,394
Total assets	$1,935,769,640	$1,618,292,776
LIABILITIES AND EQUITY
Debt, net	$1,038,598,478	$873,866,855
Accounts payable and accrued liabilities	29,981,882	22,693,941
Due to affiliates	409,730	584,291
Distributions payable	9,088,802	8,360,420
Contingent earnout	—	30,000,000
Deferred tax liabilities	6,275,250	7,719,098
Total liabilities	1,084,354,142	943,224,605
Commitments and contingencies
Redeemable common stock	76,578,073	71,334,675
Preferred stock, $0.001 par value; 200,000,000 shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 200,000 shares authorized; 200,000 and 200,000 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively, with aggregate liquidation preferences of $203,150,685 and $203,150,685 at September 30, 2022 and December 31, 2021, respectively	196,356,107	196,356,107
Equity:
SmartStop Self Storage REIT, Inc.:
Class A common stock, $0.001 par value; 350,000,000 shares authorized; 88,857,061 and 77,057,743 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	88,857	77,058
Class T common stock, $0.001 par value; 350,000,000 shares authorized; 8,085,550 and 8,056,198 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	8,085	8,056
Additional paid-in capital	893,998,929	724,739,872
Distributions	(251,489,095)	(210,964,464)
Accumulated deficit	(163,194,695)	(170,846,475)
Accumulated other comprehensive income (loss)	3,499,198	(279,975)
Total SmartStop Self Storage REIT, Inc. equity	482,911,279	342,734,072
Noncontrolling interests in our Operating Partnership	95,506,351	64,632,417
Other noncontrolling interests	63,688	10,900
Total noncontrolling interests	95,570,039	64,643,317
Total equity	578,481,318	407,377,389
Total liabilities, temporary equity and equity	$1,935,769,640	$1,618,292,776

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Self storage rental revenue	$51,022,976	$40,695,622	$140,551,208	$108,303,763
Ancillary operating revenue	2,209,695	2,007,411	6,282,850	5,591,882
Managed REIT Platform revenue	2,055,224	1,263,029	5,877,454	4,609,060
Reimbursable costs from Managed REITs	1,165,994	972,551	3,514,486	3,250,213
Total revenues	56,453,889	44,938,613	156,225,998	121,754,918
Operating expenses:
Property operating expenses	15,984,019	12,593,191	42,726,575	35,416,441
Managed REIT Platform expenses	725,599	587,704	1,732,710	1,223,736
Reimbursable costs from Managed REITs	1,165,994	972,551	3,514,486	3,250,213
General and administrative	7,330,245	5,232,950	21,114,475	16,797,252
Depreciation	13,220,916	10,748,337	36,155,008	30,035,065
Intangible amortization expense	4,849,934	3,710,736	13,222,791	8,623,964
Acquisition expenses	77,813	211,985	780,684	548,083
Contingent earnout adjustment	200,626	700,000	1,514,447	3,219,744
Write-off of equity interest and preexisting relationships upon acquisition of control	—	—	2,049,682	8,389,573
Total operating expenses	43,555,146	34,757,454	122,810,858	107,504,071
Gain on equity interests upon acquisition	—	—	16,101,237	—
Gain on sale of real estate	—	—	—	178,631
Income from operations	12,898,743	10,181,159	49,516,377	14,429,478
Other income (expense):
Interest expense	(11,752,656)	(8,288,215)	(28,181,026)	(25,320,635)
Net loss on extinguishment of debt	—	—	(2,393,475)	(2,444,788)
Other, net	1,202,670	(1,110,294)	184,987	(1,300,405)
Income tax (expense) benefit	(102,233)	276,592	402,242	2,081,288
Net income (loss)	2,246,524	1,059,242	19,529,105	(12,555,062)
Net (income) loss attributable to noncontrolling interests	(366,047)	(119,678)	(2,528,010)	1,903,408
Less: Distributions to preferred stockholders	(3,150,684)	(3,150,685)	(9,349,315)	(9,349,315)
Net income (loss) attributable to SmartStop Self Storage REIT, Inc. common stockholders	$(1,270,207)	$(2,211,121)	$7,651,780	$(20,000,969)
Net income (loss) per Class A & Class T share – basic	$(0.01)	$(0.03)	$0.08	$(0.26)
Net income (loss) per Class A & Class T share – diluted	$(0.01)	$(0.03)	$0.08	$(0.26)
Weighted average Class A shares outstanding – basic	88,701,119	76,407,968	82,224,600	69,674,568
Weighted average Class A shares outstanding – diluted	88,701,119	76,407,968	82,344,928	69,674,568
Weighted average Class T shares outstanding – basic	8,085,550	8,003,062	8,080,737	7,964,237
Weighted average Class T shares outstanding – diluted	8,085,550	8,003,062	8,080,737	7,964,237

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES NON-GAAP MEASURE –

COMPUTATION OF FUNDS FROM OPERATIONS, AS ADJUSTED

(Unaudited)

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Net income (loss) (attributable to common stockholders)	$(1,270,207)	$(2,211,121)	$7,651,780	$(20,000,969)
Add:
Depreciation of real estate	12,938,956	10,556,270	35,420,113	29,455,038
Amortization of real estate related intangible assets	4,776,068	3,469,777	12,722,904	7,473,006
Depreciation and amortization of real estate and intangible assets from unconsolidated entities	411,257	256,233	1,069,986	487,229
Deduct:
Gain on deconsolidation	—	—	—	(169,533)
Gain on sale of real estate	—	—	—	(178,631)
Gain on equity interests upon acquisition (1)	—	—	(16,101,237)	—
Adjustment for noncontrolling interests (2)	(1,973,133)	(1,545,084)	(3,514,091)	(4,162,008)
FFO (attributable to common stockholders)	14,882,941	10,526,075	37,249,455	12,904,132
Other Adjustments:
Intangible amortization expense - contracts (3)	73,866	240,959	499,887	1,150,958
Acquisition expenses (4)	77,813	211,985	780,684	548,083
Acquisition expenses and foreign currency losses, net from unconsolidated entities	70,634	27,767	122,590	135,155
Casualty loss due to hurricane	350,000	—	350,000	—
Contingent earnout adjustment (5)	200,626	700,000	1,514,447	3,219,744
Write-off of equity interest and preexisting relationships upon acquisition of control	—	—	2,049,682	8,389,573
Accretion of fair market value of secured debt	3,230	(29,228)	(38,968)	(92,344)
Net loss on extinguishment of debt (6)	—	—	2,393,475	2,444,788
Foreign currency and interest rate derivative (gains) losses, net (7)	(808,077)	536,428	(731,805)	110,879
Adjustment of deferred tax liabilities (3)	(116,213)	(290,942)	(915,336)	(2,220,688)
Offering related expenses (8)	95,243	—	1,483,003	—
Adjustment for noncontrolling interests (2)	30,953	(151,463)	(845,727)	(1,586,543)
FFO, as adjusted (attributable to common stockholders)	$14,861,016	$11,771,581	$43,911,387	$25,003,737

(1) This gain relates to recording the fair value of our preexisting equity interests in SSGT II as a result of our acquisition of control in the SSGT II Merger.

(2) This represents the portion of the above stated adjustments in the calculations of FFO and FFO, as adjusted, that are attributable to our noncontrolling interests.

(3) These items represent the amortization, accretion, or adjustment of intangible assets or deferred tax liabilities.

(4) This represents acquisition expenses associated with investments in real estate that were incurred prior to the acquisitions becoming probable and therefore not capitalized in accordance with our capitalization policy.

(5) The contingent earnout adjustment represents the adjustment to the fair value during the period of the Class A-2 Units issued in connection with the self administration transaction.

(6) The net loss associated with the extinguishment of debt includes prepayment penalties, defeasance costs, the write-off of unamortized deferred financing fees, and other fees incurred.

(7) This represents the mark-to-market adjustment for our derivative instruments not designated for hedge accounting and the ineffective portion of the change in fair value of derivatives recognized in earnings, as well as changes in foreign currency related to our foreign equity investments not classified as long term.

(8) Such costs relate to our filing of an S-11 registration statement and our pursuit of a potential offering of our common stock. As this item is non-recurring and not a primary driver in our decision-making process, FFO is adjusted for its effect to arrive at FFO, as adjusted, as a means of determining a comparable sustainable operating performance metric.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF FUNDS FROM OPERATIONS, AS ADJUSTED ATTRIBUTABLE TO SHARES AND OP UNITS OUTSTANDING – DILUTED

(Unaudited)

The following is a reconciliation of FFO and FFO, as adjusted (attributable to common stockholders), to FFO and FFO, as adjusted (attributable to common stockholders and OP Unit holders), for each of the periods presented below:

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
FFO (attributable to common stockholders and OP unit holders) Calculation:
FFO (attributable to common stockholders)	$14,882,941	$10,526,075	$37,249,455	$12,904,132
Net income (loss) attributable to the noncontrolling interests	128,223	119,678	2,290,186	(1,903,408)
Adjustment for noncontrolling interests (1)	1,973,133	1,545,084	3,514,091	4,162,008
FFO (attributable to common stockholders and OP unit holders)	$16,984,297	$12,190,837	$43,053,732	$15,162,732
FFO, as adjusted (attributable to common stockholders and OP unit holders) Calculation:
FFO, as adjusted (attributable to common stockholders)	$14,861,016	$11,771,581	$43,911,387	$25,003,737
Net income (loss) attributable to the noncontrolling interests	128,223	119,678	2,290,186	(1,903,408)
Adjustment for noncontrolling interests (1)	1,942,180	1,696,547	4,359,818	5,748,551
FFO, adjusted (attributable to common stockholders and OP unit holders)	$16,931,419	$13,587,806	$50,561,391	$28,848,880

Weighted average Class A & T shares outstanding	96,786,669	84,411,030	90,305,337	77,638,805
Weighted average OP units outstanding	12,131,585	10,270,455	11,354,513	9,933,505
Weighted average other dilutive securities	514,316	245,648	490,646	215,746
Weighted average shares & OP units outstanding – diluted (2)	109,432,570	94,927,133	102,150,496	87,788,056
FFO, as adjusted per share & OP unit outstanding – diluted	$0.15	$0.14	$0.49	$0.33

(1) This represents the portion of the above stated adjustments in the calculations of FFO and FFO, as adjusted, that are attributable to our noncontrolling interests.

(2) Includes all Class A Shares, Class T Shares and OP Units, as well as the dilutive effect on FFO and FFO, as adjusted of both unvested restricted stock and long term incentive plan units (both time-based units and performance based-units), and is calculated using the two-class, treasury stock or if-converted method, as applicable. The outstanding convertible preferred stock was excluded as the conversion of such shares was antidilutive to FFO and FFO, as adjusted. This excludes Class A-2 OP Units for the period prior to their conversion into Class A-1 OP Units, which was contingent on growth in assets under management or other contingent events.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

COMPUTATION OF SAME-STORE OPERATING RESULTS

(Unaudited)

Same-Store Facility Results - Three Months Ended September 30, 2022 and 2021

The following table sets forth operating data for SmartStop’s same-store facilities (those properties included in the consolidated results of operations since January 1, 2021, excluding three lease-up properties SmartStop owned as of January 1, 2021) for the three months ended September 30, 2022 and 2021. SmartStop considers the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change
Revenue (1)	$35,841,292	$32,054,209	11.8%	$15,448,916	$8,905,315	N/M	$51,290,208	$40,959,524	25.2%
Property operating expenses (2)	10,390,555	9,662,993	7.5%	5,593,464	2,930,198	N/M	15,984,019	12,593,191	26.9%
Net operating income	$25,450,737	$22,391,216	13.7%	$9,855,452	$5,975,117	N/M	$35,306,189	$28,366,333	24.5%
Number of facilities	109	109		44	29		153	138
Rentable square feet (3)	8,036,285	8,034,200		3,758,445	2,459,600		11,794,730	10,493,800
Average physical occupancy (4)	94.5%	95.9%		93.4%	94.7%		94.2%	95.6%
Annualized rent per occupied square foot (5)	$19.30	$16.88		N/M	N/M		$19.02	$16.67

N/M Not meaningful

(1) Revenue includes rental revenue, certain ancillary revenue, administrative and late fees, and excludes Tenant Protection Program revenue.

(2) Property operating expenses excludes corporate general and administrative expenses, interest expense, depreciation, amortization expense, and acquisition expenses.

(3) Of the total rentable square feet, parking represented approximately 1,016,000 square feet and 937,000 square feet as of September 30, 2022 and 2021, respectively. On a same-store basis, for the same periods, parking represented approximately 680,000 square feet.

(4) Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.

(5) Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. SmartStop has excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

SmartStop’s same-store revenue increased by approximately $3.8 million, or approximately 11.8%, for the three months ended September 30, 2022 compared to the three months ended September 30, 2021 due to higher annualized rent per occupied square foot, partially offset by an approximately 1% decrease in average occupancy.

The following table presents a reconciliation of net income (loss) as presented on SmartStop’s consolidated statements of operations to net operating income, as stated above, for the periods indicated:

	For the Three Months Ended September 30,
	2022	2021
Net income (loss)	$2,246,524	$1,059,242
Adjusted to exclude:
Tenant Protection Program revenue(1)	(1,942,463)	(1,743,509)
Managed REIT Platform revenue	(2,055,224)	(1,263,029)
Managed REIT Platform expenses	725,599	587,704
General and administrative	7,330,245	5,232,950
Depreciation	13,220,916	10,748,337
Intangible amortization expense	4,849,934	3,710,736
Acquisition expenses	77,813	211,985
Contingent earnout adjustment	200,626	700,000
Interest expense	11,752,656	8,288,215
Income Tax	102,233	(276,592)
Other, net	(1,202,670)	1,110,294
Total net operating income	$35,306,189	$28,366,333

(1) Approximately $1.3 million and $1.4 million of Tenant Protection Program revenue was earned at same-store facilities during the three months ended September 30, 2022 and 2021, respectively, with the remaining approximately $0.6 million and $0.4 million earned at non same-store facilities during the three months ended September 30, 2022 and 2021, respectively.

Same-Store Facility Results - Nine Months Ended September 30, 2022 and 2021

The following table sets forth operating data for SmartStop’s same-store facilities (those properties included in the consolidated results of operations since January 1, 2021, excluding three lease-up properties SmartStop owned as of January 1, 2021) for the nine months ended September 30, 2022 and 2021. SmartStop considers the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2022	2021	% Change	2022	2021(6)	% Change	2022	2021	% Change
Revenue (1)	$103,860,238	$90,606,377	14.6%	$37,440,152	$18,496,288	N/M	$141,300,390	$109,102,665	29.5%
Property operating expenses (2)	29,701,547	28,569,244	4.0%	13,025,028	6,847,197	N/M	42,726,575	35,416,441	20.6%
Net operating income	$74,158,691	$62,037,133	19.5%	$24,415,124	$11,649,091	N/M	$98,573,815	$73,686,224	33.8%
Number of facilities	109	109		44	30		153	139
Rentable square feet (3)	8,036,285	8,034,200		3,758,445	2,543,800		11,794,730	10,578,000
Average physical occupancy (4)	95.0%	95.0%		93.2%	91.4%		94.4%	94.1%
Annualized rent per occupied square foot (5)	$18.51	$16.06		NM	NM		$18.28	$15.89

N/M Not meaningful

(1)
Revenue includes rental revenue, certain ancillary revenue, administrative and late fees, and excludes Tenant Protection Program revenue.
(2)
Property operating expenses excludes corporate general and administrative expenses, interest expense, depreciation, amortization expense, and acquisition expenses.
(3)
Of the total rentable square feet, parking represented approximately 1,016,000 square feet and 937,000 square feet as of September 30, 2022 and 2021, respectively. On a same-store basis, for the same periods, parking represented approximately 680,000 square feet.
(4)
Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.
(5)
Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. SmartStop has excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.
(6)
Included in the non same-store data is a self storage facility consisting of approximately 84,000 square feet owned by SST VI OP, which was consolidated by SmartStop from March 10, 2021 until May 1, 2021.

SmartStop’s same-store revenue increased by approximately $13.3 million, or approximately 14.6%, for the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021 due to higher annualized rent per occupied square foot.

The following table presents a reconciliation of net income (loss) as presented on SmartStop’s consolidated statements of operations to net operating income, as stated above, for the periods indicated:

	For the Nine Months Ended September 30,
	2022	2021
Net income (loss)	$19,529,105	$(12,555,062)
Adjusted to exclude:
Tenant Protection Program revenue(1)	(5,533,668)	(4,792,980)
Managed REIT Platform revenue	(5,877,454)	(4,609,060)
Managed REIT Platform expenses	1,732,710	1,223,736
General and administrative	21,114,475	16,797,252
Depreciation	36,155,008	30,035,065
Intangible amortization expense	13,222,791	8,623,964
Acquisition expenses	780,684	548,083
Contingent earnout adjustment	1,514,447	3,219,744
Write-off of equity interest and preexisting relationships upon acquisition of control	2,049,682	8,389,573
Gain on equity interest upon acquisition	(16,101,237)	—
Gain on sale of real estate	—	(178,631)
Interest expense	28,181,026	25,320,635
Net loss on extinguishment of debt	2,393,475	2,444,788
Income Tax	(402,242)	(2,081,288)
Other, net	(184,987)	1,300,405
Total net operating income	$98,573,815	$73,686,224

(1) Approximately $4.1 million and $4.0 million of Tenant Protection Program revenue was earned at same-store facilities during the nine months ended September 30, 2022 and 2021, respectively, with the remaining approximately $1.5 million and $0.8 million earned at non same-store facilities during the nine months ended September 30, 2022 and 2021, respectively.

ADDITIONAL INFORMATION REGARDING NOI, FFO, and FFO, as adjusted

Net Operating Income (“NOI”)

NOI is a non-GAAP measure that SmartStop defines as net income (loss), computed in accordance with GAAP, generated from properties, excluding tenant protection plan revenue, before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. SmartStop believes that NOI is useful for investors as it provides a measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, SmartStop believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, SmartStop’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Funds from Operations (“FFO”) and FFO, as Adjusted

Funds from Operations

Funds from operations ("FFO"), is a non-GAAP financial metric promulgated by NAREIT that SmartStop believes is an appropriate supplemental measure to reflect operating performance. SmartStop defines FFO consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and real estate related asset impairment write downs, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Additionally, gains and losses from change in control are excluded from the determination of FFO. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. SmartStop’s FFO calculation complies with NAREIT’s policy described above.

FFO, as Adjusted

SmartStop uses FFO, as adjusted, as an additional non-GAAP financial measure to evaluate their operating performance. FFO, as adjusted, provides investors with supplemental performance information that is consistent with the performance models and analysis used by management. In addition, FFO, as adjusted, is a measure used among SmartStop’s peer group, which includes publicly traded REITs. Further, SmartStop believes FFO, as adjusted, is useful in comparing the sustainability of their operating performance with the sustainability of the operating performance of other real estate companies.

In determining FFO, as adjusted, SmartStop makes further adjustments to the NAREIT computation of FFO to exclude the effects of non-real estate related asset impairments and intangible amortization, acquisition related costs, other write-offs incurred in connection with acquisitions, contingent earnout expenses, accretion of fair value of debt adjustments, gains or losses from extinguishment of debt, adjustments of deferred tax liabilities, realized and unrealized gains/losses on foreign exchange transactions, and gains/losses on foreign exchange and interest rate derivatives not designated for hedge accounting, which SmartStop believes are not indicative of their overall long-term operating performance. SmartStop excludes these items from GAAP net income (loss) to arrive at FFO, as adjusted, as they are not the primary drivers in their decision-making process and excluding these items provides investors a view of their continuing operating portfolio performance over time, which in any respective period may experience fluctuations in such acquisition, merger or other similar activities that are not of a long-term operating performance nature. FFO, as adjusted, also reflects adjustments for unconsolidated partnerships and jointly owned investments. SmartStop uses FFO, as adjusted, as one measure of their operating performance when they formulate corporate goals and evaluate the effectiveness of their strategies.

Presentation of FFO and FFO, as adjusted, is intended to provide useful information to investors as they compare the operating performance of different REITs. However, not all REITs calculate FFO and FFO, as adjusted, the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and FFO, as adjusted, are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of our performance, as an alternative to cash flows from operations as an indication of SmartStop’s liquidity or indicative of funds available to fund their cash needs including their ability to make distributions to their stockholders. FFO and FFO, as adjusted, should be reviewed in conjunction with other measurements as an indication of our performance.

Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments that SmartStop uses to calculate FFO or FFO, as adjusted. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-traded REIT industry and SmartStop would have to adjust its calculation and characterization of FFO or FFO, as adjusted.

This press release, our Form 10-K for the year ended December 31, 2021, our form 10-Q for the quarter ended September 30, 2022, a financial supplement, and additional information about SmartStop are available on our website, investors.smartstopselfstorage.com.

About SmartStop Self Storage REIT, Inc. (“SmartStop”):

SmartStop is a self-managed REIT with a fully integrated operations team of approximately 450 self storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary SmartStop REIT Advisors, LLC, also sponsors other self storage programs. As of November 10th, 2022, SmartStop has an owned or managed portfolio of 176 properties in 22 states and Ontario, Canada, comprising approximately 120,700 units and 13.7 million rentable square feet. SmartStop and its affiliates own or manage 20 operating self storage properties in the Greater Toronto Area, which total approximately 17,000 units and 1.7 million rentable square feet. Additional information regarding SmartStop is available at investors.smartstopselfstorage.com.

Forward-Looking Statements

Certain of the matters discussed in this earnings release, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements, including, without limitation, the following: (i) risks related to disruption of management’s attention from SmartStop’s ongoing business operations due to recent mergers, or other business matters; (ii) significant transaction costs, including financing costs, and unknown liabilities; (iii) failure to realize the expected benefits and synergies of recent mergers in the expected timeframes or at all; (iv) costs or difficulties related to the integration of acquired self storage facilities and operations, including facilities acquired through recent mergers; (v) changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including wars, natural disasters, epidemics and pandemics, including the outbreak of novel coronavirus (COVID-19), military actions, and terrorist attacks; (vi) changes in tax and other laws and regulations; or (vii) difficulties in SmartStop’s ability to attract and retain qualified personnel and management.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SmartStop’s views as of the date on which such statements were made. SmartStop anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SmartStop’s views as of any date subsequent to the date hereof.

Additional factors that may affect the business or financial results of SmartStop are described in the risk factors included in SmartStop’s filings with the SEC, including SmartStop’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference, all of which are filed with the SEC and available at www.sec.gov. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. SmartStop expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.